                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                           Mahaska Investment Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           Mahaska Investment Company
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 1999

TO THE SHAREHOLDERS OF MAHASKA INVESTMENT COMPANY:

     The Annual Meeting of Shareholders of Mahaska Investment Company will be held at the Elmhurst Country Club, 2214 South 11th Street, Oskaloosa, Iowa, on Friday, April 30, 1999, at 10:30 a.m., for the following purposes:

          1. To elect directors to serve until the Annual Meeting of Shareholders at which their term expires, and until their successors shall have been elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                   * * * * *

     The Board of Directors has fixed the close of business on February 22, 1999, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

     Shareholders who do not expect to be present at the meeting in person are urged to complete, date, sign, and return the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors
                                          Charles S. Howard, Chairman of the
                                          Board
Oskaloosa, Iowa
March 25, 1999

                                PROXY STATEMENT

Mahaska Investment Company
222 First Avenue East
Oskaloosa, Iowa 52577

INTRODUCTION

     The enclosed Proxy is solicited by the Board of Directors of Mahaska Investment Company, an Iowa corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on April 30, 1999, and at any adjournment thereof. The Proxy may be revoked at any time before it is exercised by submitting a later dated Proxy, by giving notice of such revocation to the Company in writing, or by attending and requesting such revocation at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of the Proxy. If the Proxy is not revoked, the shares represented thereby will be voted in the manner specified in the Proxy. A Proxy properly executed and received prior to the Annual Meeting which does not give specific voting instructions will be voted FOR the election of the nominees to the Board of Directors set forth herein and FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year and as the persons designated as proxies on the enclosed proxy card determine is in the best interests of the Company in any other business that may properly come before the meeting or any adjournment thereof. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a Proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the shareholders for a vote, such shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered to be present and entitled to vote at the Annual Meeting of Shareholders.

     For participants in the Mahaska Investment Company Employee Stock Ownership Plan and Trust (the "ESOP"), the proxy card will also serve as a voting instruction card for Mahaska State Bank, the trustee of the ESOP (the "Trustee"), with respect to shares held in the participants' accounts. A participant cannot direct the voting of shares allocated to the participant's account in the ESOP unless the proxy card is signed and returned. If proxy cards representing shares in the ESOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the accompanying Proxy is being borne by the Company. In addition to the solicitation by mail, officers, directors, and regular employees of the Company may solicit Proxies by telephone or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed by the Company for their reasonable expenses.

     The record date for shareholders entitled to vote at the meeting is the close of business on February 22, 1999, at which time the Company had issued and outstanding 3,636,345 shares of Common Stock. Holders of Common Stock are entitled to one vote per share on any matter which may properly come before the meeting.

     This Proxy Statement, the enclosed Proxy, and the attached Notice were first sent to shareholders on approximately March 25, 1999.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting of Shareholders by holders of Common Stock to serve until the Annual Meeting of Shareholders at which their respective term expires and until their respective successor has been elected and qualified. The Articles of Incorporation and Bylaws of the Company state that the Board of Directors of the Company shall set the size of the Board of Directors in a range of not less than five directors nor greater than fifteen directors. The Company had nine directors during the 1998 fiscal year until the resignation of John A. Fallon III effective June 30, 1998. Mr. Fallon resigned as a result of his decision to move out of the state of Iowa. At its meeting on January 21, 1999, the Board of Directors voted to reduce the size of the Board of Directors to eight members.

     Each shareholder of record shall be entitled to as many votes as the total of the number of shares of Common Stock, $5.00 par value per share, held of record by such shareholder. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     Under applicable provisions of Iowa law and the Bylaws of the Company, a majority of the outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the election of directors in the manner set forth above, will be required to elect directors.

     In the absence of instructions to the contrary, the Proxies solicited by the Board of Directors will be voted in favor of the election of the nominees identified in the following table, all of whom are members of the present Board of Directors. If any such nominee shall withdraw or otherwise become unavailable, which is not expected, the Proxies will be voted for a substituted nominee who will be designated by the Board of Directors.

     The nominees have previously been elected as directors by the holders of the Company's Common Stock and such nominees are presently serving as directors of the Company. The nominees and the directors of the Company whose terms continue beyond the 1999 Annual Meeting of Shareholders are identified in the following table. The term for which each nominee is nominated will expire at the 2002 Annual Meeting of Shareholders. Except as may be otherwise expressly stated, the nominees for director have been employed in the capacities indicated for more than five years. Additional information regarding these nominees and each director as of February 22, 1999 is set forth in the following table. The number of shares of Common Stock of the Company beneficially owned by each of the nominees and directors as of February 22, 1999, is set forth on pages 12 and 13.

                                                                 FIRST       PRESENT TERM
NAME AND PRINCIPAL OCCUPATION                                   BECAME A      EXPIRES AT
FOR THE LAST FIVE YEARS                                         DIRECTOR    ANNUAL MEETING    AGE
-----------------------------                                   --------    --------------    ---
NOMINEES:
  Charles S. Howard.........................................      1988           1999         43
  Chairman of the Company since January 1998 and President
     and Chief Executive Officer of the Company since June
     1993; previously Executive Vice President of the
     Company; Chairman of Central Valley Bank(1) since June
     1994; Vice Chairman of Mahaska State Bank(1) since
     January 1996; Chairman of Pella State Bank(1) since
     November 1997; Chairman of On-Site Credit Services,
     Inc.(1) since January 1998
  James F. Mathew...........................................      1979           1999         71
  President, Mathew Lumber Company, Oskaloosa, Iowa
  David A. Meinert..........................................      1991           1999         45
  Executive Vice President of the Company since June 1993
     and Chief Financial Officer since September 1984;
     President of Central Valley Bank(1) from June 1994 to
     January 1997
OTHER DIRECTORS:
  Martin L. Bernstein.......................................      1976           2000         67
  Owner, Bernstein Realty, Oskaloosa, Iowa
  Robert K. Clements........................................      1988           2001         49
  Attorney, Clements Law Firm, Oskaloosa, Iowa
  John P. Pothoven..........................................      1994           2001         56
  President and, since January 1998, Chairman of Mahaska
     State Bank(1)
  R. Spencer Howard.........................................      1989           2000         42
  Vice President Corporate Planning of the Company;
     President of On-Site Credit Services, Inc.(1)
  John W. N. Steddom........................................      1975           2001         68
  Civil Engineer for the County of Keokuk, Iowa from 1988 to
     February 1995, Retired

-------------------------
(1) Mahaska State Bank, Central Valley Bank, Pella State Bank, and On-Site Credit Services, Inc. are subsidiaries of the Company (all located in Iowa).

                                   MANAGEMENT

EXECUTIVE OFFICERS

                   NAME                       AGE                 POSITION WITH THE COMPANY
                   ----                       ---                 -------------------------
Charles S. Howard.........................    43     Chairman, President and Chief Executive Officer
David A. Meinert..........................    45     Executive Vice President and Chief Financial
                                                     Officer
R. Spencer Howard.........................    42     Vice President of Corporate Planning

     Each executive officer was elected by the Board to the position described above for a term of one year in April 1998. The responsibilities and experience of each executive officer are described below.

     Charles S. Howard has been a director of the Company since 1988 and a director of Mahaska State Bank since 1993. He was elected President and Chief Executive Officer of the Company in June 1993 and elected Chairman of the Company in January 1998. Mr. Howard was elected Vice Chairman of Mahaska State Bank in January 1996. Mr. Howard has served as Chairman and as a director of Central Valley Bank since June 1994. He has also served as Chairman and as a director of Pella State Bank since November 1997. Prior thereto, he served as Executive Vice President and Chief Operating Officer of the Company. Before joining the Company in 1984, Mr. Howard was a Commercial Loan Officer of Mahaska State Bank from 1977 to 1984. Charles S. Howard is a brother of R. Spencer Howard.

     David A. Meinert, C.P.A., has been a director of the Company since 1991. He also serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Meinert is a director of Central Valley Bank and served as President of Central Valley Bank from June 1994 to January 1997. He is also a director of Pella State Bank. Prior to joining the Company in 1984, Mr. Meinert was the Auditor for Mahaska State Bank from 1978 to 1984. Before joining Mahaska State Bank, Mr. Meinert worked for the Liberty Trust & Savings Bank, Durant, Iowa, for three years.

     R. Spencer Howard has been a director of the Company since 1989 and a director of Mahaska State Bank since 1993. He serves as President of On-Site Credit Services, Inc. Mr. Howard is also a director of Central Valley Bank and Pella State Bank. He also serves as Vice President of Corporate Planning of the Company. Prior thereto, Mr. Howard served as Vice President, Marketing for Mahaska State Bank for six years before joining the Company in 1992. R. Spencer Howard is a brother of Charles S. Howard.

DIRECTORS

     Information about directors who are not executive officers is shown in the table set forth on page 4.

DIRECTOR AND COMMITTEE MEETINGS

     Twelve regularly scheduled meetings and three special meetings of the Board of Directors of the Company were held during 1998. Each director attended at least 75 percent of the Board meetings and any meetings of committees on which he served. The Company has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The Company's Audit Committee is presently comprised of Messrs. Bernstein and Mathew. The Audit Committee, which met three times during 1998, recommends the annual appointment of the Company's independent auditors and is primarily responsible for reviewing and evaluating the Company's accounting policies and its system of internal accounting controls.

     For a description of the Compensation Committee, see "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY."

DIRECTORS' COMPENSATION

     Directors of the Company are paid an annual retainer of $2,500, payable quarterly in advance, plus $300 per regular meeting and $50 per special meeting for directors' meetings attended. In addition, each non-affiliated director is paid $50 per meeting for committee meetings attended. Non-affiliated directors are also entitled to annual option grants under the Company's 1996 Stock Incentive Plan, upon their election and subsequent re-election, pursuant to a formula based on the financial performance of the Company for the fiscal year. On April 30, 1998, each non-affiliated director of Mahaska Investment Company and its subsidiaries was granted a non-qualified stock option for 1,581 shares at an option price of $22.00 per share. The number of shares to be awarded pursuant to non-qualified stock options for non-affiliated directors is determined by dividing the fair market value (the bid price) of the underlying shares on the date of grant of the options into five percent of the pre-tax profits of the Company for the previous fiscal year. The number of shares so determined is then allocated equally among the non-affiliated directors on the date of grant of the options (the date of the Annual Meeting of Shareholders of the Company).

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of those persons who were at December 31, 1998, the Chairman, President, and Chief Executive Officer of the Company, the Executive Vice President of the Company, the Vice President, Corporate Planning of the Company, and the Chairman and President of Mahaska State Bank for the last three fiscal years ended December 31, 1998. No other executive officer was paid more than $100,000 for any such year.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                         ANNUAL COMPENSATION       SECURITIES
                                                       -----------------------     UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR      SALARY(1)      BONUS(2)      OPTIONS      COMPENSATION(3)
       ---------------------------           ----      ---------      --------     ----------    ---------------
Charles S. Howard........................    1998      $162,600       $29,400         5,000          $11,053(4)
  Chairman, President and                    1997       111,600        51,461        13,492            9,706(4)
  Chief Executive Officer                    1996       107,175        44,910        21,652            7,208(4)
David A. Meinert.........................    1998      $106,200       $17,150         4,000          $ 8,790(5)
  Executive Vice President and               1997        78,900        43,544        10,379            8,453(5)
  Chief Financial Officer                    1996        76,075        38,001        16,655            7,932(5)
R. Spencer Howard........................    1998      $122,600       $16,826         4,000          $ 8,418(6)
  Vice President,                            1997        95,100        43,544        10,379            8,257(6)
  Corporate Planning                         1996        91,575        38,001        16,655            7,744(6)
John P. Pothoven.........................    1998      $127,300       $13,110         4,000          $27,406(7)
  Chairman and President                     1997       109,600        40,000         8,000           26,557(7)
  Mahaska State Bank                         1996       105,175        25,000        12,500           21,012(7)

-------------------------
(1) Amounts include director compensation of $6,075 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1996, $6,100 from Mahaska Investment Company and $5,500 from Mahaska State Bank for 1997, and $6,500 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1998 to Charles S. Howard; $6,075 from Mahaska Investment Company for 1996, $6,100 from Mahaska Investment Company for 1997, and $6,200 from Mahaska Investment Company for 1998 to David A. Meinert; $5,775 from Mahaska Investment Company and $5,800 from Mahaska State Bank for 1996, $6,100 from Mahaska Investment Company and $5,800 from Mahaska State Bank for 1997, and $6,500 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1998 to R. Spencer Howard; $6,075 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1996, $6,100 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1997, and $6,200 from Mahaska Investment Company and $6,100 from Mahaska State Bank for 1998 to John P. Pothoven.

(2) Executive bonuses are based on the financial performance of the Company and for the years 1996 and 1997 were calculated by multiplying the Company's pre-tax profits by 2 percent, then distributing that amount among certain employees of the Company, including 33 percent to Charles S. Howard and 28 percent each to David A. Meinert and R. Spencer Howard for 1996, and 33 percent to Charles S. Howard and 28 percent each to David A. Meinert and R. Spencer Howard for 1997. Executive bonuses for 1998 were determined pursuant to the "Performance Compensation for Stakeholders" plan described in the "REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY."

(3) Amounts include Company contributions to the ESOP based upon a percentage of salary and bonus in 1996 to the accounts of Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $5,160, $5,400, $5,900, and $5,900, respectively; in 1997 to the accounts of Charles
    S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $7,573, $5,817, $6,337, and $6,871, respectively; and in 1998 to the accounts of Charles S. Howard, David A. Meinert, R. Spencer Howard, and John P. Pothoven in the amounts of $8,423, $5,538, $6,051, and $6,190, respectively.

(4) Amount includes $2,048 for 1996, $2,133 for 1997, and $2,630 for 1998
    contributed by the Company to a salary continuation plan pursuant to which Charles S. Howard is to receive $29,900 per year for 10 years starting at age 65.

(5) Amount includes $2,532 for 1996, $2,636 for 1997, and $3,252 for 1998
    contributed by the Company to a salary continuation plan pursuant to which David A. Meinert is to receive $29,900 per year for 10 years starting at age 65.

(6) Amount includes $1,844 for 1996, $1,920 for 1997, and $2,367 for 1998
    contributed by the Company to a salary continuation plan pursuant to which
    R. Spencer Howard is to receive $29,900 per year for 10 years starting at age 65.

(7) Amount includes $15,112 for 1996, $19,686 for 1997, and $21,216 for 1998
    contributed by the Company to a salary continuation plan pursuant to which John P. Pothoven is to receive $51,000 per year for 10 years starting at age 65.

STOCK OPTIONS

     The following table sets forth information concerning the grant of stock options under the Company's 1996 Stock Incentive Plan during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                     --------------------------------------------------     POTENTIAL REALIZABLE
                                                   % OF TOTAL                                 VALUE AT ASSUMED
                                     NUMBER OF      OPTIONS                                 ANNUAL RATES OF STOCK
                                       SHARES      GRANTED TO                              PRICE APPRECIATION FOR
                                     UNDERLYING    EMPLOYEES     EXERCISE                      OPTION TERM(1)
                                      OPTIONS      IN FISCAL      PRICE      EXPIRATION    -----------------------
              NAME                    GRANTED         YEAR        ($/SH)        DATE          5%            10%
              ----                   ----------    ----------    --------    ----------       --            ---
Charles S. Howard................      5,000         19.5%       $16.875      12/31/08     $53,075       $134,475
David A. Meinert.................      4,000         15.6%       $16.875      12/31/08     $42,460       $107,580
R. Spencer Howard................      4,000         15.6%       $16.875      12/31/08     $42,460       $107,580
John P. Pothoven.................      4,000         15.6%       $16.875      12/31/08     $42,460       $107,580

-------------------------
(1) The amounts set forth represent the value that would be received by the Named Executive Officers upon exercise of the option on the date before the expiration date of the option based upon assumed annual growth rates in the market value of the Company's shares of 5 percent and 10 percent, rates prescribed by applicable SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's shares and other factors such as the general condition of the stock market and the timing of the exercise of the options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                     SHARES                     NUMBER OF UNEXERCISED            IN-THE-MONEY
                                   ACQUIRED ON     VALUE        OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)
             NAME                   EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
             ----                  -----------    --------    -------------------------    -------------------------
Charles S. Howard..............       3,469       $25,732           59,037/21,402              $384,669/$15,396
David A. Meinert...............         850       $ 7,450           45,584/16,617              $300,318/$11,842
R. Spencer Howard..............       5,163       $58,729           46,271/16,617              $306,346/$11,842
John P. Pothoven...............         -0-           -0-           17,235/13,610              $ 89,427/$ 7,928

        REPORT ON EXECUTIVE COMPENSATION FOR MAHASKA INVESTMENT COMPANY

COMPENSATION COMMITTEE PARTICIPATION

     The Compensation Committee of the Board of Directors of Mahaska Investment Company reviews and approves the Company's executive compensation policies and evaluates the performance of the executive officers. The Compensation Committee, which met twice during 1998, consists of Martin L. Bernstein, Robert K. Clements, and John W. N. Steddom. All members of the Compensation Committee are outside directors, and there is no insider participation in the Compensation Committee.

COMPENSATION PHILOSOPHY

     The Company's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

     - Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

     - Align executive compensation programs with the Company's annual and long-term business strategies and objectives.

     - Provide variable compensation opportunities that are directly linked to the performance of the Company and the performance of the individual employee.

     The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

     - Base salary

     - Annual incentive bonus

     - Long-term incentives

BASE SALARY

     The Compensation Committee intends to compensate its executive officers competitively within the industry. In order to evaluate the Company's competitive posture in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by its peer group. In addition, the Compensation Committee, together with the Board of Directors, will also subjectively evaluate the level of performance of each executive officer in order to determine current and future appropriate base pay levels. Over the last two years, the Compensation Committee has increased the salaries of the executive officers to place a greater emphasis on the base salary component of the compensation mix and less emphasis on the bonus portion of the mix. By increasing the base salary component, the executive officers have been placed in the same bonus program as the remainder of the employees of the Company.

ANNUAL INCENTIVE BONUS

     The Company has adopted a "Performance Compensation for Stakeholders" plan (the "Plan") for employees of the Company and its subsidiaries. The Plan is designed to assist the Board of Directors and management in communicating to the employees each year where the Company is focusing its efforts. To measure the results and establish the incentive, the Plan is divided into four key performance areas: growth, profitability, quality, and productivity. Various financial ratios are monitored under each of the four key performance areas. At the beginning of each year, a weighting is established for each of the ratios to focus performance for the year.

     Each employee participating in the Plan is eligible to receive an annual bonus calculated as a percentage of the employee's annual salary. The bonus for employees of the Company is determined on the basis of the overall Company results. Progress in the Plan is communicated to the employees quarterly, with the bonuses for 1998 paid 75% in December 1998 and 25% in January 1999.

     In order to establish the same focus and incentive throughout the organization, the Compensation Committee determined that the bonuses for executive officers would also be computed using the Plan commencing in 1998. For the president of the Company and the chief executive officers of the subsidiaries, the percentage factor calculated pursuant to the Plan is multiplied by two. For the other management personnel designated by the Board of Directors, the percentage factor is multiplied by 1.75. Additionally, the Board of Directors retains the discretion to deviate from the formula if warranted.

     For the 1998 fiscal year, Charles S. Howard received a bonus of $29,400 pursuant to the Plan. Elements of the Company's financial performance for the fiscal year ended 1998 compared with the fiscal year ended 1997 that directly affected the bonus calculation for Charles S. Howard (as well as the bonus calculation for the other employees) included a 20.3% increase in average loans outstanding, a 6.7% increase in average deposits, an increase in the Company's core net interest margin (excluding income from loan pool participations) of
 .30%, and an increase in the Company's efficiency ratio of 3.9%. An increase in net loan charge-offs partially offset some of the positive factors in the bonus calculation.

LONG-TERM INCENTIVES

     The Company provides its executive officers with long-term incentive compensation through grants of stock options. The Compensation Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share, and the number of shares subject to each option. Other than the stock options, the Compensation Committee has made no other long-term performance awards during the last fiscal year. The stock option grants are subject to a predetermined formula which relates to the increase in profits which occurred in the Company over the prior fiscal year. The Compensation Committee does, however, retain the right to make adjustments in the grant of stock options as determined subjectively by the Compensation Committee.

     The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods in order to encourage key employees to continue in the employ of the Company. All options to executive officers to date have been granted at the fair market value of the Company's common stock. In deviating from the stock option formula, the Compensation Committee considers factors such as the individual performance of the executive officers and the competitive compensation packages in the industry. Even though the formula would not have provided for the award of stock options on the basis of profitability during the 1998 fiscal year, the Compensation Committee granted modest stock options to the President and other employees based upon the individual performance of such individuals. The amount of such stock option awards are reflected in the compensation table for the executive officers.

SUMMARY

     The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.

                                          Martin L. Bernstein
                                          Robert K. Clements
                                          John W. N. Steddom

FINANCIAL PERFORMANCE

     The following graph illustrates the cumulative total return (assuming the reinvestment of dividends) experienced by the Company's shareholders since September 22, 1994, the date of the Company's initial public offering, through December 31, 1998, compared to the SNL Index comprised of Midwestern bank holding companies and the performance of all NASDAQ US stocks.

                           MAHASKA INVESTMENT COMPANY

STOCK PRICE PERFORMANCE
                                      LOGO

----------------------------------------------------------------------------------------------------------
                                                                PERIOD ENDING
                                   -----------------------------------------------------------------------
               INDEX                9/22/94*    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
----------------------------------------------------------------------------------------------------------
  Mahaska Investment Company         100.00       90.34      103.98      137.81      247.85      216.32
----------------------------------------------------------------------------------------------------------
  NASDAQ -- Total US                 100.00       99.39      140.58      172.87      212.08      298.13
----------------------------------------------------------------------------------------------------------
  SNL Midwest Bank Index             100.00       91.41      135.08      183.77      297.96      316.93
----------------------------------------------------------------------------------------------------------

* Date of the Company's initial public offering.

LOANS TO OFFICERS AND DIRECTORS AND OTHER TRANSACTIONS WITH OFFICERS AND
DIRECTORS

     During 1998, Mahaska State Bank, Central Valley Bank, and Pella State Bank made loans or loan commitments, in the ordinary course of business, to directors and officers of the Company and to corporations or partnerships with which one or more of the officers or directors of the Company were associated. In the opinion of management of the Company, all such loans and loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Robert K. Clements has been a Director of the Company since 1988. Mr. Clements is an attorney with the Clements Law Firm in Oskaloosa, Iowa. During 1998, Mr. Clements performed legal services on behalf of the Company, Mahaska State Bank, Central Valley Bank, and On-Site Credit Services, Inc. The amount of fees paid to the law firm at which Mr. Clements practices did not exceed five percent (5%) of the law firm's gross revenues for that firm's last full fiscal year.

OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of February 22, 1999, with respect to the Common Stock beneficially owned by each director of the Company, by all executive officers and directors as a group and by each shareholder known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                               AMOUNT AND NATURE OF        PERCENT
                            NAME                              BENEFICIAL OWNERSHIP(1)    OF CLASS(1)
                            ----                              -----------------------    -----------
Mahaska Investment Company Employee Stock Ownership Plan
  (ESOP)(2 3)...............................................           417,667              11.5%
John Hancock Mutual Life Insurance Company(4)...............           249,171               6.9%
Dalton, Greiner, Hartman, Maher & Co(5).....................           207,033               5.7%
Lee D. Howard(6)............................................           273,779               7.3%
Martin L. Bernstein(7)......................................           139,687               3.8%
Robert K. Clements(8).......................................            36,242               1.0%
Charles S. Howard(9)........................................           252,539               6.8%
R. Spencer Howard(10).......................................           215,726               5.9%
James F. Mathew(11).........................................            17,267              *
David A. Meinert(12)........................................            73,666               2.0%
John P. Pothoven(13)........................................            79,330               2.2%
John W. N. Steddom(14)......................................            51,176               1.4%
Executive Officers and Directors as a group (8
  persons)(15)..............................................           865,633              22.6%

-------------------------
 * Less than 1%

 (1) Except as described in the following notes, each person or group owns the shares directly and has sole voting and investment power with respect to such shares. The shares listed include shares subject to options exercisable within sixty days of February 22, 1999.

 (2) The Company's ESOP holds shares of the Company's Common Stock pursuant to the terms of the ESOP. The trustee of the ESOP, the Trust Department of Mahaska State Bank, has the power to dispose of ESOP shares in accordance with the terms of the ESOP and votes any unallocated ESOP shares at the direction of the Committee acting as ESOP Administrators. Currently, the ESOP Administrators are Thomas W. Campbell, President of Central Valley Bank, R. Spencer Howard, David A. Meinert, Michael T. Patrick, President of Pella State Bank, and John P. Pothoven. Shares allocated to participants' accounts are voted by the respective participants. Shares not voted by a participant will be voted by the Trustee in the same proportion as the shares for which signed proxy cards are returned by the other participants in the ESOP. The trustee disclaims beneficial ownership of all of the shares, and the ESOP Administrators disclaim beneficial ownership of all shares other than those allocated to their respective accounts held by the ESOP. The amount of beneficial ownership shown for the ESOP includes those shares allocated to accounts of directors and executive officers of the Company, which shares are also reflected in the individual's respective beneficial ownership as indicated in the footnotes below.

 (3) The address of the ESOP Administrators is 222 First Avenue East, Oskaloosa, IA 52577.

 (4) The address of the shareholder listed is John Hancock Place, P. O. Box 111, Boston, MA 02117. Such shares were held as of December 31, 1998, by the John Hancock Bank & Thrift Opportunity Fund, a registered closed-end mutual fund, which is managed by an indirect investment adviser subsidiary of John Hancock as reported in the 13G filed by the shareholder.

 (5) The address of the shareholder listed is Dalton, Greiner, Hartman, Maher & Co., 1100 5th Avenue S., Suite 301, Naples, FL 34102 as reported in the 13G filed by the shareholder.

 (6) Such shares include 103,466 shares held in an IRA, 63,574 shares held in Howard Resources, Inc., 8,957 shares in the estate of R. S. Howard for which Lee D. Howard is executor, and 97,359 shares subject to currently exercisable options.

 (7) Such shares include 4,611 shares subject to currently exercisable options.

 (8) Such shares include 2,500 shares owned by his spouse and 8,742 shares subject to currently exercisable options.

 (9) Such shares include 6,386 shares owned by his spouse, 4,090 shares owned jointly with his spouse, a total of 232 shares owned as custodian for his two minor children, 142,753 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 3,278 shares subject to currently exercisable options by his spouse, 55,759 shares subject to currently exercisable options, 17,432 shares allocated to his spouse's ESOP account, and 22,609 shares allocated to his ESOP account.

(10) Such shares include 1,273 shares held in an IRA, a total of 552 shares held by his two minor children, 142,753 shares in Howard Partners, L.P., in which Mr. Howard is a one-third partner, 46,271 shares subject to currently exercisable options, 4,082 shares allocated to his spouse's ESOP account, and 14,150 shares allocated to his ESOP account. Excludes the remaining 403,517 ESOP shares with respect to which Mr. Howard shares dispositive power as an ESOP Administrator.

(11) Such shares include 3,333 shares owned by his spouse and 3,658 shares subject to currently exercisable options.

(12) Such shares include 6,183 shares owned jointly with his spouse, a total of 332 shares owned as custodian for his two minor children, 45,584 shares subject to currently exercisable options, and 21,567 shares allocated to his ESOP account. Excludes the remaining 396,100 ESOP shares with respect to which Mr. Meinert shares dispositive power as an ESOP Administrator.

(13) Such shares include 4,117 shares held in an IRA, 17,235 shares subject to currently exercisable options, and 34,883 shares allocated to his ESOP account. Excludes the remaining 382,784 ESOP shares with respect to which Mr. Pothoven shares dispositive power as an ESOP Administrator.

(14) Such shares include 600 shares held in his spouse's IRA and 5,687 shares subject to currently exercisable options.

(15) Such shares include a total of 114,723 ESOP shares allocated to the accounts of directors and executive officers and a total of 190,825 shares subject to currently exercisable options.

                                   PROPOSAL 2

RATIFICATION OF AUDITORS' APPOINTMENT

     The Board of Directors of the Company, at the recommendation of the Audit Committee, has approved the accounting firm of KPMG Peat Marwick LLP, independent certified public accountants, to conduct the audit examination of the Company and its subsidiaries for 1999 as it did for 1998.

     A representative from the KPMG Peat Marwick LLP is anticipated to be present at the Annual Meeting of Shareholders. He will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions from shareholders.

     The Board recommends that shareholders vote FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for 1999. In the absence of instructions to the contrary, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of auditors.

                                GENERAL MATTERS

FINANCIAL STATEMENTS

     The Company's 1998 Annual Report to Shareholders, including financial statements, has accompanied the mailing of this Proxy Statement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO KAREN K. BAACK, SECRETARY/TREASURER, MAHASKA INVESTMENT COMPANY, P. O. BOX 1104, OSKALOOSA, IOWA 52577-1104. IT IS ALSO AVAILABLE ON THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEB SITE AT HTTP://WWW.SEC.GOV/CGI-BIN/SRCH-EDGAR.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and NASDAQ. Specific due dates for these reports have been established, and the Company is required to disclose in its Proxy Statement any failure to file by these dates during the Company's 1998 fiscal year.

     Charles S. Howard and R. Spencer Howard each made one late filing of a Form 4 as a result of their inadvertent failure to report shares of stock beneficially owned by them through their respective spouses. Other than the foregoing, all the applicable filing requirements were satisfied by the officers, directors and 10 percent owners during 1998. In making this statement, the Company is relying upon written representations of its incumbent officers, directors, and 10 percent owners and copies of applicable reports furnished to the Company.

SHAREHOLDER PROPOSALS

     In order for any proposals of shareholders pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented as an item of business at the 2000 Annual Meeting of Shareholders of the Company, the proposal must be received at the Company's principal executive offices no later than November 28, 1999. A shareholder proposal submitted outside the procedures prescribed in Rule 14a-8 shall be considered untimely unless received no later than February 10, 2000.

OTHER MATTERS

     Management does not know of any other matters to be presented at the meeting, but should other matters properly come before the meeting, the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          Karen K. Baack, Secretary

March 25, 1999

THE DIRECTORS AND OFFICERS
OF MAHASKA INVESTMENT COMPANY
CORDIALLY INVITE YOU TO ATTEND OUR
1999 ANNUAL MEETING OF SHAREHOLDERS
FRIDAY, APRIL 30, 1999, 10:30 A.M. CDT
ELMHURST COUNTRY CLUB
2214 SOUTH 11TH STREET
OSKALOOSA, IA 52577

IMPORTANT

Please complete both sides of the PROXY CARD, sign, date, detach and return in the enclosed envelope.

DETACH PROXY CARD HERE                                                         DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD
-----------------------------------------------------------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED         MAHASKA INVESTMENT COMPANY
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.                                     If you plan to personally attend the Annual Meeting
                                                                               of Shareholders on April 30, 1999, please check the
                                                                               box and list the names of attendees below.

                                                                               Return this stub in the enclosed envelope with your
                                                                               completed proxy card.

                                                                               I/We do plan to attend the 1999 meeting. [  ]
                          Dated:
                                --------------------------------------
                          Signature:
                                    ----------------------------------         Names of persons attending:
                          Signature if held jointly:
                                                    ------------------         ----------------------------------------------------

                                                                               ----------------------------------------------------

Please sign exactly as name appears.  When shares are held by joint            ----------------------------------------------------
tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by President or other authorized officers.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.



REVOCABLE PROXY                         MAHASKA INVESTMENT COMPANY

------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned as a shareholder of record on February 22, 1999 hereby appoints Charles S. Howard and David A. Meinert as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Mahaska Investment Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 30, 1999, or any adjournment thereof.
------------------------------------------------------------------------------------------------------------------------------------

1.  Proposal 1 - Election of Directors                              2.  Proposal 2 - Ratify the Appointment of KPMG Peat Marwick LLP
                 [ ] For All Nominees Listed Below                                   as independent Auditors for the Company
                     (except as marked to the contrary below).
                 [ ] Withhold Authority to vote for all nominees                    [ ] For        [ ] Against         [ ] Abstain
                     below. (Instructions: To withhold authority
                     to vote for any individual nominee, strike
                     a line through the nominee's name).

                     Charles S. Howard                              3.  In their discretion, the Proxies are authorized to vote
                     James F. Mathew                                    upon such other business as may properly come before the
                     David A. Meinert                                   meeting.




                                                  (to be signed on the other side)